Exhibit 1.1

FOGHORN THERAPEUTICS, INC.
AMENDMENT NO. 1 TO COMMON STOCK SALES AGREEMENT
March 20, 2025
TD Securities (USA) LLC
1 Vanderbilt Avenue
New York 10017
Ladies and Gentlemen:
Reference is made to the Common Stock Sales Agreement, dated April 15, 2022 (the “Agreement”), by and between Foghorn Therapeutics Inc., a Delaware corporation (the “Company”), and TD Securities (USA) LLC (“TD Cowen,” formerly known as Cowen and Company, LLC). The Company and TD Cowen (collectively, the “Parties”) wish to amend the Agreement, pursuant to Section 15 of the Agreement (this “Amendment”). The Parties therefore hereby agree as follows:
1. On the date hereof, the Company has filed or will file a Prospectus Supplement relating to the offering of up to $100,000,000 of Common Stock (the “March 2025 ATM Prospectus Supplement”), to the base prospectus, dated January 31, 2025, contained in the registration statement on Form S-3 (Registration No. 333-284476).
2.Agreement Heading. The reference to “$200,000,000” in the heading of the Agreement shall be removed and replaced with “$100,000,000.”

3.TD Cowen Name and Address. All references to Cowen and Company, LLC in the Agreement are hereby amended to TD Securities (USA) LLC and all references to Cowen in the Agreement are hereby amended to TD Cowen. TD Cowen’s address in the Agreement is hereby amended and restated to:
TD Securities (USA) LLC
1 Vanderbilt Avenue
New York 10017
4.Issuance and Sale of Shares. Section 1 is hereby amended and restated in its entirety to read as follows:
“1. Issuance and Sale of Shares.    The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through TD Cowen, acting as agent and/or principal, shares (the “Placement Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $100,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of shares of Common Stock issued and sold under this Agreement shall be the sole responsibility of the Company, and, provided it otherwise acts in accordance with its responsibilities under this Agreement and the applicable Placement Notice (as defined below), TD Cowen shall have no obligation in connection with such compliance. The issuance and sale of Common Stock through TD Cowen will be effected pursuant to the

Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement (as defined below) to issue the Common Stock. The Company acknowledges and agrees that sales of Common Stock under this Agreement may be made through affiliates of TD Cowen, and that TD Cowen may otherwise fulfill its obligations pursuant to this Agreement to or through an affiliated broker-dealer.
The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-284476), including a base prospectus, relating to certain securities, including the Common Stock, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Placement Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company has furnished to Cowen, for use by TD Cowen, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares. Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, or any subsequent registration statement on Form S-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company with respect to the Placement Shares, is herein called the “Registration Statement.” Any registration statement and amendments thereto filed pursuant to Rule 462(b) of the Securities Act and relating to the offering covered by the Registration Statement is herein called a “Rule 462(b) Registration Statement” and, after such filing, the “Registration Statement” shall include any Rule 462(b) Registration Statement. The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the Placement Shares that (i) is consented to by Cowen, hereinafter referred to as a “Permitted Free Writing Prospectus,” (ii) is required to be filed with the Commission by the Company or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).”
5.Suspension of Sales. Section 4(b) is hereby amended and restated in its entirety to read as follows:
“(b)    If either TD Cowen or the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Common Stock, it shall promptly notify the other party, and TD Cowen may, at its sole discretion, suspend sales of the Placement Shares under this Agreement.”
6.Suspension of Sales. The first sentence of Section 4(c) is hereby amended and restated in its entirety to read as follows:
“The Registration Statement was declared effective on January 31, 2025.”
7.Settlement. The first sentence of Section 5(a) is hereby amended and restated in its entirety to read as follows:
“(a)     Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the first (1st) Trading Day following the date on which such sales are made (each, a “Settlement Date” and the first such settlement date, the “First Delivery Date”).”
8.Representations and Warranties of the Company. Clause (i) of Section 6(ee) is hereby amended and restated in its entirety to read as follows:
“(i)     Neither the Company nor any of its subsidiaries, nor any director, officer or employee thereof, nor to the Company’s knowledge, any agent, affiliate, representative, or other person acting on behalf of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (i) the subject of any economic, financial or trade sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union (“EU”), His Majesty’s Treasury, the Swiss Secretariat of Economic Affairs, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized, or resident in a country or territory that is the subject of a U.S. government embargo (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson Regions, Cuba, Iran, North Korea, and Syria).”
9.Representations and Warranties of the Company. The subsections set forth below are hereby added immediately following Section 6(qq):

“(rr)     FINRA Exemption. The Company qualifies as an “experienced issuer” (within the meaning of FINRA Conduct Rule 5110(j)(6)) for purposes of the exemption from filing under FINRA Conduct Rule 5110(h)(1)(C).

(ss)     Export and Import Laws. Each of the Company and the Subsidiaries, and, to the Company’s knowledge, each of their affiliates and any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company has acted at all times in compliance with applicable Export and Import Laws (as defined below) and there are no claims, complaints, charges, investigations or proceedings pending or expected or, to the knowledge of the Company, threatened between the Company or any of the Subsidiaries and any Governmental Authority under any Export or Import Laws. The term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Administration Regulations, and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country.

(tt)     Other At The Market Sales Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at the market” offering.

10.Covenants of the Company. Section 7(l) is hereby amended and restated in its entirety to read as follows:

“(l)    Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a “Filing Date”), and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. The Company shall disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K, the number of the Placement Shares sold through TD Cowen under this Agreement and the gross proceeds to the Company from the sale of the Placement Shares pursuant to this Agreement during the relevant quarter or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.”

11.Notices. Section 12 is hereby amended and restated in its entirety to read as follows:

“12.    Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to TD Cowen, shall be delivered to TD Cowen at TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, fax no. 646-562-1130, Attention: Head of Equity Capital Markets, email: CIBLegal@tdsecurities.com; or if sent to the Company, shall be delivered to Foghorn Therapeutics Inc., 500 Technology Square, Suite 700, Cambridge, MA 02139, Attention: Chief Financial Officer and Chief Legal Officer, email: khumer@foghorntx.com and mlacascia@foghorntx.com, respectively, with a copy to Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036-8704, Attention: Rachel Phillips, email:

rachel.phillips@ropesgray.com, respectively. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Nasdaq and commercial banks in the City of New York are open for business.”

12.Recognition of the U.S. Special Resolution Regimes Section 20 as set forth below is hereby added immediately following Section 19:
“20. Recognition of the U.S. Special Resolution Regimes.
(a) In the event that TD Cowen is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from TD Cowen of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b) In the event that TD Cowen is a Covered Entity and TD Cowen or a BHC Act Affiliate of TD Cowen becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against TD Cowen are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c) For purposes of this Section 20; (a) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (b) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), (c) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and (d) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.”
13.Schedule 2. Schedule 2 is hereby amended to replace “Allen Reine, M.D.” with “Kristian Humer” and to add “Adriano Pierroz, Director” under the heading “TD Cowen”.
14.For the avoidance of doubt, any reference to “Prospectus” in the Agreement shall be deemed to include the March 2025 ATM Prospectus Supplement.

15.Governing Law. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
16.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
17.Agreement Remains in Effect. Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.
Terms used herein but not otherwise defined are used herein as defined in the Agreement.
(Signature page follows)

If the foregoing correctly sets forth the understanding between the Company and TD Cowen, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and TD Cowen.

Very truly yours,

TD SECURITIES (USA) LLC

By:    /s/Michael Murphy
Name: Michael Murphy
Title: Managing Director

ACCEPTED as of the date
first-above written:

FOGHORN THERAPEUTICS INC.

By:    /s/Kristian Humer
Name: Kristian Humer
Title: Chief Financial Officer